UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 13, 2009
Date of Report (Date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
471 Brighton Drive
Bloomingdale, Illinois 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
PCTEL today announced that it had filed a lawsuit against Wider Networks LLC alleging patent infringement, patent interference, unfair competition and false and fraudulent advertising, relating to PCTEL’s CLARIFY™ interference management system and aspects of its industry-leading scanning receivers. The lawsuit was filed in the United States District Court for the District of Maryland (Greenbelt Division). The complaint further charges that Wider Networks refused to license PCTEL’s patented technology and also describes inconsistencies in Wider Networks’ claims to the USPTO. This litigation follows PCTEL’s filing with the U.S. Patent and Trademark Office (USPTO), in June 2007 and October 2008, for reexamination of two of Wider Networks’ patents. As of the March 13, 2009 filing of the Complaint, the USPTO rejected one of the Wider Network patents and agreed to reexamine the second patent, consistent with PCTEL’s June 2007 and October 2008 requests.
PCTEL intends to serve Wider with the complaint within two weeks.
Item 9.01 — Exhibits
(d) Exhibits
99.1 Complaint

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2009

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Complaint filed March 13, 2009 in the USDC for the District of Maryland Greenbelt Division